SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CNL Income Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CNL INCOME PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

May 9, 2006

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of CNL Income Properties, Inc. (the “Company”) on June 20, 2006, at 10:00 a.m. Eastern time, at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”). The directors and executive officers of the Company look forward to greeting you personally. Enclosed for your review are the proxy card, proxy statement, notice setting forth the business to come before the Annual Meeting and our 2005 annual report.

During 2005, the Company raised approximately $291 million in gross proceeds through its public offering of common stock and has invested in commercial and retail properties at seven resort villages in the U.S. and Canada, one merchandise mart property, two waterpark resorts, one skylift attraction and made one loan. As of April 2006, the Company has also invested in two outdoor waterparks and has made four loans. The Company also expects to acquire a ski resort and a Harley Davidson dealership by the end of the second quarter of 2006. The Company’s management believes that it is well positioned to participate in the expected continued growth in the recreation and lifestyle real estate market.

In the accompanying proxy statement, the Company’s board of directors (the “Board”) is requesting that you consider the re-election of five directors. The Board unanimously recommends that you vote “FOR ALL” to re-elect each of the nominated directors.

Your vote is very important. Regardless of the number of shares you own in the Company, it is very important that your shares be represented. This year, you may vote by Internet, by telephone or by mailing your proxy card. Please complete and return the enclosed proxy card today. Voting will ensure your representation at the annual meeting if you choose not to attend in person. Thank you for your attention to this matter.

Sincerely,

/s/ James M. Seneff, Jr.	/s/ R. Byron Carlock, Jr.
James M. Seneff, Jr.	R. Byron Carlock, Jr.
Chairman of the Board	Interim Chief Executive Officer

CNL INCOME PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Annual Meeting to be held June 20, 2006

To Our Stockholders:

Notice is hereby given that the 2006 annual meeting of stockholders of CNL Income Properties, Inc. (the “Company”) will be held at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 on June 20, 2006, at 10:00 a.m., Eastern time (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”), for the following purposes:

1.	To elect five directors of the Company for terms expiring at the 2007 annual meeting of stockholders;

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2006, are entitled to vote at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. All stockholders, whether or not they plan to attend the Annual Meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also grant your proxy by telephone or Internet by following the instructions on the proxy card. It is important that your shares be voted. By returning your proxy card promptly, you can help the Company avoid additional expenses to ensure that a quorum is met so the Annual Meeting can be held. If you decide to attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ Tammie A. Quinlan
Tammie A. Quinlan
Corporate Secretary

May 9, 2006

Orlando, Florida

PROXY STATEMENT

ii

CNL INCOME PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(800) 522-3863

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished by the board of directors of CNL Income Properties, Inc. (the “Company”) in connection with the solicitation by the board of directors (the “Board”) of proxies to be voted at the annual meeting of stockholders to be held at 10:00 a.m., Eastern time, on June 20, 2006, at the Company’s offices located at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”), for the purposes set forth in the accompanying notice of such meeting. Only stockholders of record at the close of business on April 1, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting. This proxy statement, proxy card, notice setting for matters upon which stockholders are entitled to vote, and the enclosed 2005 Annual Report are first being mailed on or about May 9, 2006, to stockholders of record at the Record Date.

As of April 1, 2006, 52,154,603 shares of common stock of the Company were outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting. As of the Record Date, officers and directors of the Company had the power to vote, as determined by the rules of the Securities and Exchange Commission (the “Commission”), less than 1% of the outstanding shares of common stock.

Proxy and Voting Procedures

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted “FOR” the proposal set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the corporate secretary of the Company stating that the proxy is being revoked, (2) by presentation at the Annual Meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the Annual Meeting and voting in person.

A proxy card is enclosed for your use. The proxy card contains instructions for responding either by telephone, Internet or by mail. Votes cast in person or by proxy at the Annual Meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation Expenses

Solicitation of proxies will be primarily by mail. However, directors and officers of the Company and certain employees of CNL Capital Markets, Inc. and CNL Securities Corp., affiliates of the Company, also may solicit proxies by telephone, Internet, telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. In addition, the Company has engaged N.S. Taylor & Associates, Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies at a base fee of $3,500 plus an additional fee of $3.50 per contact with stockholders via telephone, if required in the solicitation, and reimbursement of reasonable out of pocket expenses. The Company has agreed to indemnify N.S. Taylor & Associates, Inc. against certain liabilities that it may incur arising out of the services it provides in connection with the Annual Meeting.

Electronic Delivery of Proxy Materials and Annual Report

If you are a stockholder of record, you can elect to receive next year’s proxy statement and Annual Report electronically by registering on-line at www.giveconsent.com/cip. If you choose to register online, then next year when the proxy materials are available, you will receive an e-mail with instructions which will enable you to review these materials via the Internet rather than by mail. By opting to receive your proxy materials on-line, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. You may incur certain charges by viewing these materials via the Internet, such as telephone charges.

Where to Obtain More Information

The mailing address of the principal executive offices of the Company is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Notices of revocation of proxy should be sent to the attention of the Company’s Corporate Secretary at this address.

The Company makes available free of charge on or through its Internet web site (www.cnlonline.com /ir/investcnl_ip.asp) the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the Commission.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, that was filed with the Commission will be furnished without the accompanying exhibits to stockholders without charge upon written request sent to the Corporate Secretary, Tammie A. Quinlan, at the Company’s offices. Each such request must set forth a good faith representation that as of April 1, 2006, the person making the request was the beneficial owner of common stock entitled to vote at the 2006 Annual Meeting of stockholders.

Annual Report

A copy of the Company’s Annual Report to stockholders for the year ended December 31, 2005, accompanies this proxy statement.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

The persons named below have been nominated by the Board for election as directors to serve until the 2007 annual meeting of stockholders or until their successors have been elected and qualified. Messrs. Bourne and Seneff have been directors since the Company’s inception in August 2003. The remaining independent directors have served since March 4, 2004. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

The Company’s officers and directors that own shares of common stock have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees. The Board unanimously recommends a vote “FOR ALL” to elect each of the following nominees to the Board. Proxies will be voted “FOR ALL” to elect the following nominees unless authority is withheld.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote “FOR” the election of such other person in the place of such nominee(s) for the office of director as the Board may recommend. The affirmative votes of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required for the election of directors.

A majority of the Company’s directors are required to be independent, as that term is defined in the Company’s Amended and Restated Articles of Incorporation. Messrs. Douglas, Folken and Woody are independent directors.

Directors and Executive Officers

The Company’s directors are listed below:

James M. Seneff, Jr. Director and Chairman of the Board. Mr. Seneff has served as a director and Chairman of the Board of CNL Income Properties since its inception. Mr. Seneff also serves as a director and Chairman of the Board of the Company’s advisor, CNL Income Corp. (the “Advisor”). Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and some of its subsidiaries since CNL Holdings, Inc.’s formation in 2000. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Group, Inc., the Advisor, CNL Capital Markets Corp., surviving entity of merger with CNL Investment Company, and CNL Securities Corp., the managing dealer in the Company’s ongoing offering of its common stock. CNL Financial Group, Inc. founded CNL Income Properties. Mr. Seneff also serves as a director and Chairman of the Board of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. From inception until August 2003, Mr. Seneff was Chief Executive Officer of CNL Retirement Properties, Inc. Mr. Seneff also serves as a director and Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, and served as its Chief Executive Officer from inception through February 14, 2003, and as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff is also a director and Chairman of the Board of CNL Hospitality Corp., the advisor to CNL Hotels & Resorts, Inc. Until June of 2005, Mr. Seneff served as a director from 1994 and Chairman of the Board since 1969 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, and served as its Chief Executive Officer from 1994 through February 16, 2004. In addition, Mr. Seneff served as a director and Chairman of the Board from inception in 1994 through February 25, 2005, served as Chief Executive Officer from 1994 through August 1999 and co-Chief Executive Officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties Inc., was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. Since February 25, 2005, Mr. Seneff has served as Chairman of the Board of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a REIT listed on the New York Stock Exchange. Mr. Seneff has also served as a director and Chairman of the Board since 1979 and served as Chief Executive Officer from 1991 to 2004 of CNL Securities Corp. Mr. Seneff has served as a director and Chairman of the Board since 1990 and served as Chief Executive Officer from 1990 to 2004 of CNL Capital Markets Corp.; CNL Fund Advisors Company, a registered investment adviser for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida’s principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Robert A. Bourne. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne has served as a director, Vice Chairman of the Board and Treasurer of CNL Income Properties since its inception. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of the Advisor. Mr. Bourne also serves as a director and Vice Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, as well as a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor. Mr. Bourne served as the President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp., its advisor, from 1997 to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., its advisor. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002. Mr. Bourne also serves as a director of CNLBank. From 1994 until June of 2005 he served as a director and from 1996 until June 2005 he served as Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne served as a director from inception in 1994 until February 25, 2005, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board from February 1999 until February 25, 2005, of CNL Restaurant Properties, Inc. CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc., forming Trustreet Properties, Inc. Since February 25, 2005, Mr. Bourne has served as a director of Trustreet Properties, Inc. Trustreet Properties, Inc., is a REIT listed on the New York Stock Exchange. Mr. Bourne also serves as a director and officer for various affiliates of CNL Financial Group, Inc., including the offices of Vice Chairman and Chief Executive Officer since 2004 of CNL Capital Markets Corp., the office of Chief Executive Officer since 2004 of CNL Securities Corp., the managing dealer for this offering, CNL Fund Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL Holdings, Inc.’s real estate and capital markets activities including the investment of over 4 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

Bruce Douglas. Independent Director. Mr. Douglas was named President of Sterling College on September 12, 2005. Prior to that, he founded and was the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation through the development of civic-minded projects in underprivileged communities since March 1, 2001. From 1975 to February 28, 2001, Mr. Douglas founded and was the chairman and chief executive officer of The Douglas Company, a construction and engineering firm that specializes in health care, elderly housing, multi-family and retail construction. Mr. Douglas has served on the boards of numerous educational and cultural organizations, including the Toledo Symphony, the Northwest Ohio Venture Fund, the Toledo Repertoire Theater, Taubman Center Advisory Board of Harvard University, Regional Advisory Committee of the Center for Policy Analysis and Public Service of Bowling Green State University, Wilberforce University and the Roy E. Crummer Graduate School of Business of Rollins College. Mr. Douglas is also the founder of the New Ohio Institute, a non-profit policy center focused on finding and carrying out solutions to urban problems. Mr. Douglas received his BA in Physics from Kalamazoo College in 1954, BS in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and Ph.D. in History at the University of Toledo in 2004.

Dennis N. Folken. Independent Director. Mr. Folken is a retired Certified Public Accountant, having received his certified public accountant designation in 1957. He was with Coopers & Lybrand, Certified Public Accountants from 1969 to 1988, and prior to that was with several local accounting firms. Over his 30-year career, Mr. Folken practiced as an office managing partner and group managing partner. Mr. Folken’s areas of expertise included tax and financial planning for real estate investments, partnerships and Subchapter-S corporations. Mr. Folken’s subsequent experience included managing Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, from 1989 to 1992; advising Fiduciary Associates, Inc., a trust administration company, from 1991 to 1993; and serving as a director of BankFIRST, a commercial bank, from 1989 to 1995, and as a director of Osceola Financial Corp., a real estate mortgage/investment corporation, from 1989 to 1997. Mr. Folken received a BA from Rollins College in 1956 and attended the University of Florida Graduate School of Business. He has been active in professional and civic affairs including trustee of Florida Tax-Watch in Tallahassee, vice-chairman of the Economic Development Commission of Mid-Florida, board member of the Committee of 100 of Orange County, Florida., trustee of Arts United, Inc., and president of Rollins College Alumni Association.

Robert J. Woody. Independent Director. Mr. Woody has served as Deputy Chairman and general counsel for Northstar Financial Services Ltd. since December 2005 and as the chief executive officer of Northstar Consulting Group, Inc. since July 1, 2004. Prior to that, Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm utilizing specialized insurance and reinsurance products and strategies to enhance the stewardship of financial resources, since January 2002. From 1997 to January 2002, Mr. Woody was a partner with the law firm of Shook, Hardy & Bacon, L.L.P. in the business and finance division, and chairman of the firm’s energy section. From 1975 to 1997, Mr. Woody was an associate, a partner and then the managing partner in Washington, D.C. for the law firm of Lane & Mittendorf prior to the firm’s merger into Shook, Hardy & Bacon, L.L.P. in 1997. Mr. Woody served as vice president and a director, from 1990-1991, of One To One/The National Mentoring Partnership, Inc., taking a one-year leave of absence from the firm to help launch a new national effort to address the problems of “at risk” youth. From July to December 1978, Mr. Woody served as special counsel to the U.S. Delegation to the 33rd General Assembly to the United Nations. In addition, Mr. Woody served as counsel to the Committee on Commerce of the United States Senate, from 1971 to 1973, and served as legislative assistant to U.S. Senator James B. Pearson of Kansas, from 1969 to 1971. Mr. Woody currently serves as the chairman of the International Leadership Group and as co-chairman of the Buxton Initiative, Inc. (a charitable organization focused on inter-faith dialogue). In addition, Mr. Woody has served as a director for Bethlehem Rebar Industries, Inc.; Sessel’s Inc.; U.S. National Commission on UNESCO; Counsel to the Permanent Organization Committee of the Republican National Convention; Counsel to the U.S. Delegation to the 24th International Conference of the Red Cross; on the Advisory Council, Center for the Study of Values in Public Life, Harvard Divinity School. Mr. Woody received a Bachelor of Arts in 1966, a Juris Doctor degree in 1969 from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England, in 1972.

The executive officers of the Company are as follows:

Name	Age	Position
James M. Seneff, Jr.	59	Director and Chairman of the Board
Robert A. Bourne	58	Director, Vice Chairman of the Board and Treasurer
R. Byron Carlock, Jr.	43	President and Interim Chief Executive Officer
Charles A. Muller	47	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	43	Chief Financial Officer, Executive Vice President and Secretary

R. Byron Carlock, Jr. Interim Chief Executive Officer and President. Mr. Carlock began acting as Interim Chief Executive Officer or CNL Income Properties on September 19, 2005 with the resignation of the Company’s then current CEO. He has served as President of CNL Income Properties and CNL Income Corp. since April 19, 2004. From March 1998 through June 1998 and since October 2000, Mr. Carlock has served as the chairman and the chief executive officer of The Carlock Companies LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC, has provided consulting services to a number of the Advisor’s affiliates. From June 1998 to October 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services, where he managed the luxury apartment company’s capital markets activities and investment committee. From March 1997 through February 1998, Mr. Carlock also served as president and chief operating officer of W.B. Johnson Properties, LLC. W.B. Johnson Properties, LLC founded The Ritz-Carlton Hotel Company and as of June 2004 operated the largest Waffle House franchise in the United States. From June 1987 to March 1997, Mr. Carlock served the Trammell Crow Company and then Crow Holdings International in various capacities, ultimately acting as Managing Director of Capital Markets for the last two years of that term. Mr. Carlock previously served as alumni vice president of the Harvard Business School Board of Directors. He has also served on multiple civic boards including Zoo Atlanta, the Atlanta Boy Choir, Big Brothers of Dallas, Charis Community Housing and Christian Services of Dallas. He currently serves on the board of Hope Network Ministries based in San Antonio. Mr. Carlock received a M.B.A. from the Harvard Business School in 1988 and a B.A. in Accounting from Harding University in Arkansas in 1984. Mr. Carlock completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong in 1985. Mr. Carlock is an inactive certified public accountant and a full member of the Urban Land Institute.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Income Properties as Chief Operating Officer in April 2004 and as Executive Vice President in April 2005. Mr. Muller also serves the Advisor, as Chief Operating Officer beginning April 2004 and Executive Vice President beginning February 2005, and is responsible for the Company’s investment and asset management efforts. Prior to that, he served as Executive Vice President since October 1996 and Chief Operating Officer from October 1996 to November 2003 of CNL Hotels & Resorts, Inc., formerly known as CNL Hospitality Properties, Inc. a public, unlisted real estate investment trust, and its advisor, CNL Hospitality Corp. As a part of CNL Hotels & Resorts, Inc.’s senior management team, Mr. Muller participated in planning and implementing hotel industry investments, including acquisitions, development, project analysis and due diligence. Prior to joining CNL Hospitality Corp., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Development Council. He received a B.A. in Hotel Administration from Cornell University in 1981.

Tammie A. Quinlan. Chief Financial Officer, Executive Vice President and Secretary. Since April 2004, Ms. Quinlan has served as Chief Financial Officer and Senior Vice President, and since September 2005 as Executive Vice President, of CNL Income Properties and the Advisor. Ms. Quinlan also began serving as Secretary of CNL Income Properties in June 2004 and of the Advisor in March 2006. In these roles, Ms. Quinlan supervises CNL Income Properties’ financial reporting, financial controls, legal and regulatory compliance and accounting functions as well as forecasting, budgeting and cash management activities. She is also responsible for equity and debt financing activities. Ms. Quinlan’s previous position was with CNL Hospitality Corp. from 1999 to April 2004, where she served as Senior Vice President of Corporate Finance and Treasury. She was responsible for all accounting and financial reporting requirements, corporate finance and treasury functions for CNL Hospitality Corp. Prior to joining CNL Hospitality Corp., Ms. Quinlan was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality and financial services industries. She assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant. She graduated from the University of Central Florida in 1986 where she received a B.S. in Accounting and Finance.

The backgrounds of Mr. Bourne and Mr. Seneff are described above at “Nominees for Election to the Board of Directors.”

Board Independence

For the year ended December 31, 2005, each of Messrs. Douglas, Folken and Woody served as “independent directors” of the Company, as that term is defined in the Company’s Articles of Incorporation. Although the Company’s shares are not listed on the New York Stock Exchange, the Company applied the exchange’s standards of independence to its own outside directors and for the year ended December 31, 2005, each of Messrs. Douglas, Folken and Woody met the definition of “independent” under Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

Compensation of Directors and Executive Officers

During the year ended December 31, 2005, each director received a $30,000 annual fee for services as well as $1,500 per Board meeting attended whether they participate by telephonic or in person. Each director received $1,500 per Audit Committee meeting attended whether they participate by telephonic or in person. The Audit Committee Chair received an annual retainer of $5,000 in addition to Audit Committee meeting fees and fees for meeting with the independent accountants as a representative of the Audit Committee. No additional compensation will be paid for attending the annual stockholders meeting.

No annual or long-term compensation was paid by the Company to the executive officers for services rendered in all capacities to the Company during the period ended December 31, 2005. In addition, no executive officer of the Company received an annual salary or bonus from the Company during the period ended December 31, 2005. The Company’s executive officers also are employees and executive officers of the Advisor or its affiliates and receive compensation from the Advisor or its affiliates in part for services in such capacities. See “Certain Relationships and Related Transactions” for a description of the fees payable and expenses reimbursed to the Advisor and its affiliates.

Board Meetings During Fiscal Year 2005

The Board met six times (including one telephonic meeting) during 2005, and the average attendance by directors at Board meetings was 96%. Each member of the Board as it was constituted during 2005, attended at least 75% of the total meetings of the Board and each member of the Audit Committee attended 75% of the total Audit Committee meetings during 2005. Although the Company does not have a policy on director attendance at the annual stockholders meetings, directors are encouraged to do so. All of the Company’s directors attended the Company’s 2005 annual meeting.

Committees of the Board of Directors

The Company has a standing Audit Committee, the members of which are selected by the Board each year. During 2005, the Audit Committee was composed of Bruce Douglas, Dennis N. Folken and Robert J. Woody, each of whom has been determined to be “independent” under the listing standards of the New York Stock Exchange referenced above. The Committee operates under a written charter adopted by the Board, which is required to be provided to stockholders every three years, unless amended earlier. A copy of the Audit Committee Charter is posted on the Company’s website at www.cnlonline.com/ir/investcnl_ip.asp. The Audit Committee assists the Board by providing oversight responsibilities relating to:

•	The integrity of financial reporting;

•	The independence, qualifications and performance of the Company’s independent auditors;

•	The systems of internal controls;

•	The performance of the Company’s internal audit function; and

•	Compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the Audit Committee recommends the independent auditors for appointment by the Board and is responsible for the compensation and oversight of the Company’s independent auditor and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2005, the Audit Committee met twice with the Company’s independent auditors, internal auditors and management, and held two telephonic meetings with the Company’s independent auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The Audit Committee has determined that Mr. Folken, the Chairman of the Audit Committee and an independent director, is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, the Company does not have a nominating committee, and therefore, does not have a nominating committee charter. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only five members, including three “independent directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified Board candidates. The Board does not have any minimum qualifications with respect to Board nominees, however, the Board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The persons nominated for election to the Board under Proposal I of this proxy statement were recommended by the entire Board, including the independent directors.

Company stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Company’s Corporate Secretary at the Company’s office at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801. Assuming that the appropriate information has been timely provided, the Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange or included for quotation on the National Market System of the Nasdaq Stock Market, the Company will form a compensation committee, the members of which will be selected by the full Board each year. Currently, the Company does not have a compensation committee.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005, with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which is required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be disclosed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and a letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2005, for filing with the Commission.

The Audit Committee:

Bruce Douglas

Dennis N. Folken

Robert J. Woody

Corporate Governance

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations. In particular:

•	The majority of the Board is independent of the Company and management, and all of the members of the Audit Committee are independent.

•	The Board has adopted a charter for the Audit Committee. One member of the Audit Committee is an “audit committee financial expert” under Commission rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•	The Company has adopted a Code of Business Conduct that applies to all directors and officers of the Company as well as all directors, officers and employees of the Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•	The Company has adopted a “Whistleblower” Policy that applies to the Company and all employees of the Company’s Advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Company’s Audit Committee Charter, Code of Business Conduct and Whistleblower Policy are available on the Company’s website at www.cnlonline.com/ir/investcnl_ip.asp.

Stockholder Communications

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, CNL Income Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

SECURITY OWNERSHIP

The following table sets forth, as of April 1, 2006, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than 5% of the Company’s common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to the Company by such stockholders, directors and officers. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares
James M. Seneff, Jr.	137,706	(1)	(2)
Robert A. Bourne	—		—
Bruce Douglas	—		—
Dennis N. Folken	2,985		(2)
Robert J. Woody	—		—
R. Byron Carlock, Jr.	—		—
Tammie A. Quinlan	—		—
Charles A. Muller	—		—

All directors and executive officers as a group (8 persons)	140,691		(2)

FOOTNOTES:

(1)	Represents shares held by the Advisor and CNL Financial Group (“CFG”) of which Mr. Seneff is a director. Mr. Seneff and his wife share beneficial ownership of the Advisor through their ownership of CFG. The Advisor is a wholly owned subsidiary of CFG.

(2)	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Reporting Persons are required by the Commission’s regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file. The Company did not have any late or delinquent filers during the year ended December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the Company’s directors and officers hold similar positions with the Advisor, and with the managing dealer of the Company’s ongoing public offering of its common stock, (the “Offering”), CNL Securities Corp. The chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. In accordance with an advisory agreement and other agreements between the Company and its affiliates, these affiliates receive fees and compensation in connection with the Offering and the acquisition, management and sale of the Company’s assets. CNL Securities Corp., the managing dealer of the Offering, received selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds and reimbursement of actual expenses incurred up to 0.10% of proceeds in connection with due diligence of the Offering. Generally, all but approximately 0.5% of the selling commissions and marketing support fees are reallowed to third-party participating broker dealers. For the years ended December 31, 2005 and 2004, the Company incurred the following fees:

	Year Ended December 31,
	2005	2004
Selling commissions	$18,491,791	$5,396,516
Marketing support fee & due diligence expense reimbursements	7,123,976	2,075,972

Total	$25,615,767	$7,472,488

For the years ended December 31, 2005 and 2004, the Advisor earned fees and incurred reimbursable expenses as follows:

	Year Ended December 31,
	2005	2004
Acquisition fees:(1)
Acquisition fees from Offering proceeds	$8,749,463	$2,610,382
Acquisition fees from debt proceeds	4,908,899	534,494

Total	13,658,362	3,144,876

Asset management fees:(2)	2,558,973	—

Reimbursable expenses:(3)
Offering costs	11,864,101	7,845,258
Organizational costs	—	21,351
Acquisition costs	2,055,532	1,509,808
Operating expenses	1,345,151	581,348

Total	15,264,784	9,957,765

Total fees earned and reimbursable expenses	$31,482,119	$13,102,641

FOOTNOTES:

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the

FOOTNOTES CONTINUED:

incurrence of debt. As of December 31, 2005 and 2004, the Company had acquisition fees paid in connection with the sale of its stock of approximately $9.5 million and $1.3 million, respectively. These amounts will be allocated to the cost of properties acquired and loans made in the future. The debt acquisition fees for 2005 were incurred in connection with the Company’s investment in the DMC Partnership’s assumption of mortgage loans receivable upon acquisition of the DMC Property and IFGC and the refinancing of mortgage debt secured by the Resort Village Properties in its partnership with Intrawest.

(2)	Asset management fees of 0.08334% per month of the Company’s “real estate asset value,” as defined in its prospectus, and the outstanding principal amount of any loans receivable as of the end of the preceding month.

(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on the Company’s behalf of in connection with the Offering, organization, acquisitions, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the Advisor any amount by which total operating expenses paid or incurred by it exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. The first applicable expense year and measurement period was the twelve months ended June 30, 2005, for which the Company’s operating expenses exceeded the Expense Cap by $398,071. In accordance with the advisory agreement, such amount was not reimbursed to the Advisor and was recorded as a reduction in general and administrative expenses and the amounts due to affiliates. For the Expense Year ended December 31, 2005, operating expenses did not exceed the Expense Cap.

Amounts due to affiliates for fees and expenses described above are as follows:

	Year Ended December 31,
	2005	2004
Due to the Advisor and its affiliates:
Offering expenses	$3,136,789	$6,960,292
Asset management fees	300,489	—
Operating expenses	734,970	1,207,252
Acquisition fees and expenses	1,318,983	1,893,200

Total	$5,491,231	$10,060,744

Due to CNL Securities Corp:
Selling commissions	$1,131,002	$320,767
Marketing support fees and due diligence expense reimbursements	435,000	123,373
Offering costs	—	(90,050)

Total	$1,566,002	$354,090

Total due to affiliates	$7,057,233	$10,414,834

Stock issuance costs exceeding 13% are deferred and will be deducted from future Offering proceeds from offerings of the Company’s common stock to the extent that they are available for a particular stock offering and reimbursed to affiliates to the extent the costs are within the 13% limitation. The Company is not obligated to pay its Advisor or certain of its affiliates costs that exceed the 13% limitation as of the end of the offering. As of December 31, 2004, Offering costs totaling $5.4 million in excess of the 13% had been billed to the Company and were reflected on its balance sheet as Deferred Offering Costs with an offsetting liability included in Due to Affiliates. As of December 31, 2005, there were no Offering costs in excess of the 13% limitation that had been billed to the Company.

INDEPENDENT AUDITORS

Upon recommendation of and approval by the Board, including the independent directors, PricewaterhouseCoopers LLP (“PWC”) has been selected to act as independent auditors for the Company for 2006. PWC has served as the independent auditors since the Company’s inception in 2003.

A representative of PWC will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Independent Auditor Fees

The following table sets forth the aggregate fees billed by PWC for 2005 and 2004 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	2005	2004
Audit fees	$369,175	$21,344
Audit-Related fees	106,188	—
Tax fees	219,232	15,000
All other fees	100	—

Total fees	$694,695	$36,344

Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements on Form 10-K and quarterly reviews of the Company’s interim financial statements on Form 10-Q. Audit fees also include fees for services performed by PWC that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include the issuance of comfort letters and consents related to the Company’s registration statements and capital raising activities, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions.

Audit Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations.

Tax Fees – Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees – Consists of services related to seminars that would be classified as other fees during 2005 and 2004.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s Audit Committee Charter, as adopted by the Audit Committee in May 2004, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those stated above. If any other business should come before the Annual Meeting, the person(s) named in the enclosed proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2007 must be received at the Company’s office at 450 South Orange Avenue, Orlando, Florida 32801 no later than December 28, 2006.

Notwithstanding the aforementioned deadline, under the Company’s Bylaws, a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the Corporate Secretary of the Company. With respect to proposals for the 2007 annual meeting, the Corporate Secretary of the Company must receive notice of any such proposal no earlier than March 1, 2007, and no later than May 9, 2007.

By Order of the Board of Directors,

/s/ Tammie A. Quinlan
Tammie A. Quinlan
Corporate Secretary

May 9, 2006

Orlando, Florida

ANNEX 1

2006 FORM OF PROXY

1

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE / MAIL 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/cip		1-866-395-9261
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

IMPORTANT: READ REVERSE SIDE

☐	Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒	Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS:					FOR	AGAINST	ABSTAIN

1. Election of Five Directors:			2. Proposal to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.		☐	☐	☐

☐ FOR ALL	☐ WITHHOLD FORALL	☐ *EXCEPTIONS

Nominees:	(01) Bruce Douglas; (02) Dennis N. Folken; (03) Robert J. Woody; (04) Robert A. Bourne; (05) James M. Seneff, Jr.			To change your address, please mark this box and write below.			☐

(Instructions: To withhold authority to vote for any individual nominee(s), mark the “*Exceptions” box and write that nominee’s name on the following blank line.)

*Exceptions

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SCAN LINE

IMPORTANT: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

			Date	Share Owner sign here		Co-Owner sign here

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.giveconsent.com/cip.

CNL INCOME PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This Proxy will be voted as directed. If no direction is given, it will be voted “FOR” the matters stated.

The undersigned hereby appoints James M. Seneff, Jr. and Robert A. Bourne, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock of CNL Income Properties, Inc., the “Company,” which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on June 20, 2006, at 10:00 a.m., eastern time, and any adjournment or postponement thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement, dated May 9, 2006, a copy of which has been received by the undersigned, as follows.

CHANGE OF ADDRESS

CNL INCOME PROPERTIES, INC.

PO BOX 11255

NEW YORK, NY 10203-0255

ANNEX 2

VOTING REMINDER FLYER

CNL Investor Administration CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 650-1000 (866) 650-0650 www.cnl.com

For your convenience, cast your vote

via telephone, mail or Internet.

But most importantly…

Please Vote!

☑	Read the Enclosed Materials…

Enclosed is the following information for the CNL Income Properties, Inc. Annual Meeting of Stockholders:

•	2005 Annual Report
•	Proxy Statement that describes the proposals being voted
•	Proxy Card

☑	Complete the Proxy Card and Return by Mail…

On the proxy card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

…Or Vote by Telephone

For your convenience, you may vote by telephone. Please refer to the proxy card for instructions and your control number.

…Or Vote by Internet

Open the web page: https://www.proxyvotenow.com/cip

and follow the online instructions to cast your vote. Your control number is located on the consent form.

☑	For Assistance…

If you have any questions or need assistance in completing your proxy card, please call N.S. Taylor & Associates, Inc., toll free at 1-866-470-3400.

☑	Please Vote…

We encourage you to cast your vote promptly, so we can avoid additional costs soliciting your vote. If you voted by telephone or the Internet, please DO NOT mail back the proxy card.

Thank You!

We appreciate your participation and support. Again, please be sure to vote.

Your vote is important!